EXHIBIT 99.1

Akorn Provides Fourth Quarter and Full Year 2016 Results and Outlines Full Year 2017 Guidance

- Q4 2016 Revenue Increase to $284 Million -

- Q4 2016 GAAP Diluted EPS Decrease of 4% to $0.26; Q4 2016 Adjusted Diluted EPS Decrease of 3% to $0.58 -

- FY 2016 Revenue Increase of 13% to $1,117 Million -

- FY 2016 GAAP Diluted EPS Increase of 20% to $1.47; FY 2016 Adjusted Diluted EPS Increase of 11% to $2.25 -

- Conference Call and Webcast to Be Held March 1, 2017 at 10:00 a.m. EST -

LAKE FOREST, Ill., March 01, 2017 (GLOBE NEWSWIRE) -- Akorn, Inc. (Nasdaq:AKRX), a leading specialty generic pharmaceutical company, today announced its financial results for the fourth quarter 2016 and full year 2016, and provided full year 2017 guidance.

Q4 2016 Operating Highlights:

  Received three Abbreviated New Drug Application (“ANDAs”) approvals:
  - Ibuprofen 100mg/5mL Oral Suspension that launched in November 2016
  - Azelastine Hydrochloride Ophthalmic Solution, 0.05% that launched in January 2017
  - Triamcinolone Acetonide Topical Aerosol, 0.147 mcg/mL that the Company is planning to launch in 2017
  Expanded R&D footprint with October opening of new R&D center in Cranbury, NJ
  Submitted 12 ANDAs to the Food and Drug Administration ("FDA")
  Received favorable ruling from the Patent Trial and Appeal Board ("PTAB") in the inter partes review (IPR) proceeding finding all of the claims of the Durezol® patent to be obvious; the decision has subsequently been appealed as expected
  Received FDA NAI status (No Action Indicated), the highest status level available, for the Company's Decatur facility, following the December 2016 re-inspection.  The Company's three other FDA approved manufacturing sites are in good standing following 2016 FDA inspections.
  Made significant progress at Akorn India; on track with plan to resume exhibit batch production in Q3 2017

Raj Rai, Akorn’s Chief Executive Officer, commented, “We are pleased with our performance in 2016. First and foremost, we completed the restatement of our 2014 financials and became current with our SEC filings, which in itself was a major accomplishment.  In 2016, we achieved record revenues, surpassing a billion dollars and solidifying Akorn’s position among the top specialty generics companies with manufacturing roots in the United States. This would not have happened without the collective efforts and dedication of all Akorn employees.”

Rai further added, “Our focus in 2017 and beyond remains consistent with our growth strategy of diversifying our portfolio, thus reducing product concentration through harvesting and replenishing our pipeline, deploying capital to consummate smart acquisitions through business development efforts and continuing to invest in our infrastructure. Finally, we remain optimistic about both the short and long-term prospects of our business despite the headwinds in our industry.”

Summary Financial Results for the Quarter Ended December 31, 2016:

Akorn reported revenues of $284 million for the fourth quarter 2016 representing an increase of $4 million, or 1%, over the fourth quarter 2015. Full year 2016 revenues of $1,117 million represented an increase of $132 million, or 13.4%, over prior year revenues of $985 million.

GAAP net income for the fourth quarter 2016 was $32 million, or $0.26 per diluted share, compared to GAAP net income of $33 million, or $0.27 per diluted share, in the same quarter of 2015. Including a net adjustment of $40 million to net income for non-GAAP items, adjusted diluted earnings per share were $0.58 in the fourth quarter 2016, compared to a net adjustment of $43 million to net income for non-GAAP items and adjusted diluted earnings per share of $0.60 in the same quarter 2015.  For information regarding adjusted diluted earnings per share and other non-GAAP financial measures, see “Non-GAAP Financial Measures” below.

GAAP net income for the full year 2016 was $184 million, or $1.47 per diluted share, compared to GAAP net income of $151 million, or $1.22 per diluted share, in the prior year. Including a net adjustment of $99 million to net income for non-GAAP items, adjusted diluted earnings per share were $2.25 in 2016, compared to a net adjustment of $103 million to net income for non-GAAP items and adjusted diluted earnings per share of $2.02 in the prior year ended December 31, 2015.

The 2016 results included the impact of the adoption of ASU 2016-09 “Improvements to Employee Share-Based Payment Accounting” that requires the income tax benefit from employee stock option exercises to be recognized through the income tax provision in the period the stock options are exercised.  Previously, this benefit was recognized directly to equity.  For the fourth quarter 2016, the Company had an insignificant impact in the income tax provision and no impact to the diluted earnings per share from employee stock option exercises.  For the full year 2016, the Company recognized an aggregate $11.4 million tax benefit, or $0.09 per diluted share, from employee stock option exercises.  There was no change to the income tax provision for 2015 as the adoption impacts current and future periods.  The full year 2016 adjusted diluted earnings per share excluded the $0.09 per diluted share tax benefit from employee stock option exercises.

Earnings before interest, taxes, depreciation and amortization ("EBITDA") was $112 million in the fourth quarter 2016, compared to $115 million in the fourth quarter 2015.  EBITDA was $442 million in the full year 2016, compared to $401 million in the prior year. Adjusted EBITDA, which is another non-GAAP measure used by management to evaluate the continuing operations of the Akorn business, was $125 million in the fourth quarter 2016, compared to $135 million in the fourth quarter 2015.  Adjusted EBITDA was $509 million in the full year 2016, compared to $460 million in the prior year.  For information regarding EBITDA, Adjusted EBITDA and other non-GAAP financial measures, see “Non-GAAP Financial Measures” below.

As of the year ended December 31, 2016, Akorn had a trailing twelve months net debt to adjusted EBITDA ratio of 1.2x.  For information regarding net debt, net debt to adjusted EBITDA ratio and other non-GAAP financial measures, see “Non-GAAP Financial Measures” below.

2017 Guidance:

The following table provides Akorn’s 2017 guidance; see assumptions below. In millions, except gross margin percentage, income tax rate and per share amounts.

	2017 Guidance
	Lower Range	Upper Range
Consolidated revenue, net	$1,010	$1,060
Consolidated gross margin percentage	54%	55%
SG&A expense (GAAP)	258	258
SG&A expense (Non-GAAP)	161	161
R&D expense (GAAP)	44	44
R&D expense (Non-GAAP)	43	43
Non-Operating Expenses (GAAP)	43	43
Non-Operating Expenses (Non-GAAP)	38	38
Income tax rate	37%	37%
GAAP net income	124	148
Adjusted net income (Non-GAAP)	191	215
GAAP net income per diluted share	0.99	1.18
Adjusted net income per diluted share (Non-GAAP)	1.53	1.72
EBITDA (Non-GAAP)	320	358
Adjusted EBITDA (Non-GAAP)	363	401
Operating cash flows	250	275
Capital Expenditures	70	90
Fully Diluted Shares Outstanding	125	125

2017 Assumptions:

  New product approvals.  Akorn's guidance includes $30 to $60 million from new product launches of products already approved and those expected to be approved in 2017.  The Company expects the majority of these revenues will be generated in the second half of the year.
  Ephedrine Sulfate Injection.  Akorn’s guidance contemplates two competitors for the remainder of 2017 and that Akorn will retain 30%-35% of the market.

For information regarding non-GAAP financial measures, see “Non-GAAP Financial Measures” below.

R&D Update:

At February 15, 2017, Akorn had 90 ANDAs pending at the FDA, representing approximately $9.5 billion in annual branded and generic market value according to IMS Health. Akorn has 75 additional ANDAs in various stages of development, representing approximately $13 billion in annual branded and generic market value according to IMS Health.

Status of Akorn Pending ANDA Filings, February 15, 2017:

Filed Age		Tentative		< 24 Months		24 - 36 Months		> 36 Months		Total
values in millions		Count	Value *	Count	Value *	Count	Value *	Count	Value *	Count	Value *
Ophthalmic	Brand	6	$996	3	$275	2	$279	6	$3,194	17	$4,744
	Generic	—	—	—	—	3	198	6	96	9	294
Injectable	Brand	1	491	1	57	2	24	1	291	5	863
	Generic	1	6	12	560	5	1,368	16	466	34	2,400
Topical	Brand	—	—	1	6	1	13	—	—	2	19
	Generic	—	—	6	494	3	234	2	47	11	775
Other	Brand	—	—	—	—	—	—	—	—	—	—
	Generic	—	—	5	261	2	84	5	84	12	429
Total		8	$1,493	28	$1,653	18	$2,200	36	$4,178	90	$9,524

* The IMS market value, shown in millions, is based on the IMS data for the trailing 12 months ended December 31, 2016 and excludes any trade and customary allowances and discounts. The addressable IMS market value figures presented in this press release outline the approximate aggregate size of the potential market, as estimated by IMS Health, and are not forecasts of our future sales.

Stock Repurchase Utilization:

During the quarter ended December 31, 2016, the Company repurchased a total of approximately 0.9 million shares at an average price of $22.06 per share of common stock and has $155 million repurchase availability remaining. The timing and the amount of any additional repurchases would be determined by the Company’s management based on its evaluation of market conditions, acquisition opportunities, capital allocation alternatives, and other factors.

Conference Call and Webcast Details:

As previously announced, Akorn’s management will hold a conference call with interested investors and analysts at 10:00 a.m. EST on March 1, 2017 to discuss these results and updates in more detail. The dial-in number to access the call is (844) 249-9382 in the U.S. and Canada and (270) 823-1530 for international callers. The conference ID is 62420433. To access the live webcast, please go to Akorn’s Investor Relations web site at http://investors.akorn.com.

A webcast replay of the conference call will be available shortly following the conclusion of the call and will be available for 90 days following the call. To access the webcast replay, please go to Akorn’s Investor Relations web site at http://investors.akorn.com.

About Akorn:

Akorn, Inc. is a specialty generic pharmaceutical company engaged in the development, manufacture and marketing of multisource and branded pharmaceuticals. Akorn has manufacturing facilities located in Decatur, Illinois; Somerset, New Jersey; Amityville, New York; Hettlingen, Switzerland and Paonta Sahib, India that manufacture ophthalmic, injectable and specialty sterile and non-sterile pharmaceuticals. Additional information is available on Akorn’s website at www.akorn.com.

Non-GAAP Financial Measures:

To supplement Akorn’s financial results and guidance presented in accordance with U.S. generally accepted accounting principles ("GAAP"), the Company uses certain non-GAAP (also referred to as “adjusted” or “non-GAAP adjusted”) financial measures in this press release and the accompanying tables, including (1) EBITDA, (2) adjusted EBITDA, (3) adjusted net income, (4) adjusted diluted earnings per share, (5) net debt, (6) net debt to adjusted EBITDA ratio, (7) adjusted tax and (8) adjusted tax rate.

The Company believes that adjusted net income and adjusted diluted earnings per share are meaningful financial indicators, to both Company management and investors, in that they exclude non-cash income and expense items that have no impact on current or future cash flows, as well as other income and expense items that are not expected to recur and therefore are not reflective of continuing operating performance.  Akorn’s management uses EBITDA, adjusted EBITDA, adjusted net income and adjusted diluted earnings per share in managing and analyzing its business and financial condition and setting performance goals.  Adjusted EBITDA is deemed by the Company to be a useful performance indicator because it includes an add back of non-cash or non-recurring operating expenses that have no impact on continuing cash flows as well as other items that are not expected to recur and therefore are not reflective of continuing operating performance.  The Company uses net debt and net debt to EBITDA ratio to analyze the financial capacity for further leverage and in analyzing the business and financial condition. Adjusted tax and adjusted tax rate are utilized as management believes it adds comparability through the elimination of discrete tax events which are unrelated to the continuing cash flows of the Company. Akorn’s management believes that the presentation of these and other non-GAAP financial measures provide investors greater transparency into Akorn’s ongoing results of operations allowing investors to better compare the Company’s results from period to period.  See “Reconciliation of Non-GAAP Financial Measures” attached for details regarding the adjustments made.

The shortcomings of non-GAAP financial measures as guidance or performance measures are that they provide a view of the Company’s results of operations without including all events during a period. For example, Adjusted EBITDA does not take into account the impact of capital expenditures on either the liquidity or the financial performance of the Company and likewise omits share-based compensation expenses, which may vary over time and may represent a material portion of overall compensation expense. Adjusted net income does not take into account non-cash expenses that reflect the amortization of past expenditures, or include share-based compensation, which is an important and material element of the Company's compensation package for its directors, officers and other key employees.

Investors should also note that these non-GAAP financial measures are not prepared under any comprehensive set of accounting rules or principles and do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. Investors should also note that these non-GAAP financial measures have no standardized meaning prescribed by GAAP and, therefore, have limits in their usefulness to investors. In addition, from time-to-time in the future there may be other items that the Company may exclude for purposes of its non-GAAP financial measures; likewise, the Company may in the future cease to exclude items that it has historically excluded for purposes of its non-GAAP financial measures. Because of the non-standardized definitions, the non-GAAP financial measures as used by Akorn in this press release and the accompanying tables may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by the Company’s competitors and other companies.

Due to the inherent limitations of non-GAAP financial measures, investors should consider non-GAAP measures only as a supplement to, not as a substitute for or as a superior measure to, measures of financial performance prepared in accordance with GAAP.  See “Reconciliation of Non-GAAP Financial Measures” attached.

Forward Looking Statements

This press release includes statements that may constitute "forward looking statements"  including our 2017 financial guidance; assumptions related to our guidance, including statements regarding product approvals, launches, competition, market share and other market conditions; statements about our portfolio of ANDAs both pending at the FDA and in other, earlier stages of development; statements regarding market values and Akorn's planned launches and regulatory approvals; and statements regarding the timing and amount of additional share repurchases. When used in this document, the words “anticipate,” "plan," "will," "continue," "contemplate," "could," “believe,” “estimate” and “expect” and similar expressions are generally intended to identify forward-looking statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Because such statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Factors that could cause or contribute to such differences include, but are not limited to: the difficulty of predicting the impact of the restatement on our future financial results; the difficulty of predicting the timing or outcome of product development efforts, including FDA and other regulatory agency approvals and actions, if any; the impact of competitive products and pricing; the susceptibility of our generic and off patent pharmaceutical products to competition, substitution policies and reimbursement policies of the government; the timing and success of product launches; difficulties or delays in manufacturing; the availability and pricing of third party sourced products and materials; successful compliance with FDA and other governmental regulations; the continuing consolidation of our customer base, which could adversely affect sales of our products; our dependence on a small number of distributors, the loss of any of which could have a material adverse effect; changes in the laws and regulations and such other risks and uncertainties outlined in the "Risk Factors" section of Akorn's Form 10-K and any subsequent filings with the SEC. Except as expressly required by law, Akorn disclaims any intent or obligation to update any forward-looking statements herein.

Trademarks mentioned are the property of their respective owners.

AKORN, INC. CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (In Thousands, Except Per Share Data)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
REVENUES	$283,667	$279,977	$1,116,843	$985,076
Cost of sales (exclusive of amortization of intangibles, included within operating expenses below)	114,413	105,547	442,572	389,064
GROSS PROFIT	169,254	174,430	674,271	596,012

Selling, general and administrative expenses	47,370	51,980	197,501	162,205
Acquisition-related costs	8	129	364	1,841
Research and development expenses	13,638	10,404	42,603	40,707
Amortization of intangible assets	16,291	17,066	65,713	66,272
Impairment of intangible assets	31,151	30,376	40,519	30,376
TOTAL OPERATING EXPENSES	108,458	109,955	346,700	301,401
OPERATING INCOME	60,796	64,475	327,571	294,611
Amortization of deferred financing costs	(1,304)	(1,175)	(10,791)	(4,283)
Interest expense, net	(10,104)	(12,606)	(42,734)	(51,973)
Bargain purchase gain	—	—	—	849
Other non-operating expense, net	(149)	(1,239)	(2,746)	(7,048)

INCOME BEFORE INCOME TAXES	49,239	49,455	271,300	232,156
Income tax provision	16,784	16,670	87,057	81,358

CONSOLIDATED NET INCOME	$32,455	$32,785	$184,243	$150,798
CONSOLIDATED NET INCOME PER SHARE:
CONSOLIDATED NET INCOME PER SHARE, BASIC	$0.26	$0.27	$1.50	$1.29
CONSOLIDATED NET INCOME PER SHARE, DILUTED	$0.26	$0.27	$1.47	$1.22

SHARES USED IN COMPUTING NET INCOME PER SHARE:
BASIC	124,765	119,390	122,869	116,980
DILUTED	125,050	125,698	125,801	125,762

COMPREHENSIVE INCOME:
Consolidated net income	$32,455	$32,785	$184,243	$150,798
Unrealized holding gain (loss) on available-for-sale securities	(23)	191	740	104
Foreign currency translation gain (loss)	(2,778)	(632)	(1,941)	(2,051)
Pension liability adjustment (loss) gain	(1,058)	—	(3,624)	—
COMPREHENSIVE INCOME	$28,596	$32,344	$179,418	$148,851

AKORN, INC. CONSOLIDATED BALANCE SHEETS (In Thousands, Except Share Data)

	December 31,
	2016	2015
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$200,772	$346,266
Trade accounts receivable, net	283,154	150,621
Inventories, net	174,793	185,316
Available-for-sale securities	1,106	5,941
Prepaid expenses and other current assets	25,986	19,988
TOTAL CURRENT ASSETS	685,811	708,132
PROPERTY, PLANT AND EQUIPMENT, NET	238,404	179,614
OTHER LONG-TERM ASSETS
Goodwill	284,293	284,710
Intangible assets, net	758,854	864,989
Deferred tax assets	5,286	4,207
Long-term investments	9	129
Other non-current assets	1,063	764
TOTAL OTHER LONG-TERM ASSETS	1,049,505	1,154,799
TOTAL ASSETS	$1,973,720	$2,042,545
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Trade accounts payable	$59,534	$46,019
Purchase consideration payable	4,994	4,967
Income taxes payable	16,198	23,670
Accrued royalties	15,044	19,378
Accrued compensation	19,113	15,866
Current maturities of long-term debt (net of current deferred financing costs)	—	52,779
Accrued administrative fees	36,436	37,094
Accrued expenses and other liabilities	24,236	31,603
TOTAL CURRENT LIABILITIES	175,555	231,376
LONG-TERM LIABILITIES
Long-term debt (net of non-current deferred financing costs)	809,979	994,033
Deferred tax liability	157,607	188,808
Other long-term liabilities	11,395	6,763
TOTAL LONG-TERM LIABILITIES	978,981	1,189,604
TOTAL LIABILITIES	1,154,536	1,420,980
SHAREHOLDERS’ EQUITY
Common stock, no par value — 150,000,000 shares authorized; 124,390,217 and 119,427,471 shares issued and outstanding at December 31, 2016 and 2015	521,860	458,659
Retained earnings	319,291	180,048
Accumulated other comprehensive loss	(21,967)	(17,142)
TOTAL SHAREHOLDERS’ EQUITY	819,184	621,565
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,973,720	$2,042,545

AKORN, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (In Thousands)

	Year ended December 31,
	2016	2015
OPERATING ACTIVITIES:
Consolidated net income	$184,243	$150,798
Loss from discontinued operations, net of tax		—
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation and amortization	87,963	86,924
Impairment of intangible assets	44,369	33,003
Amortization of deferred financing fees	10,760	4,350
Amortization of favorable (unfavorable) contracts	—	71
Amortization of inventory step-up	—	4,681
Non-cash stock compensation expense	15,412	12,997
Non-cash interest expense	777	2,778
Non-cash gain on bargain purchase	—	(849)
Gain from product divestiture	—	—
Deferred income taxes, net	(32,934)	(46,130)
Excess tax benefit from stock compensation	—	(47,997)
Loss on extinguishment of debt	—	1,243
Gain (loss) on sale of available-for-sale security	45	237
Other	(4,888)	—
Changes in operating assets and liabilities:
Trade accounts receivable, net	(132,617)	40,287
Inventories, net	10,208	(50,729)
Prepaid expenses and other current assets	(6,494)	17,574
Trade accounts payable	6,139	(4,819)
Accrued expenses and other liabilities	(15,224)	93,229
NET CASH PROVIDED BY OPERATING ACTIVITIES	167,759	297,648
INVESTING ACTIVITIES:
Payments for acquisitions and equity investments, net of cash acquired	—	(24,408)
Proceeds from disposal of assets	5,966	2,459
Payments for other intangible assets	(3,950)	(3,835)
Purchases of property, plant and equipment	(74,938)	(27,934)
NET CASH USED IN INVESTING ACTIVITIES	(72,922)	(53,718)
FINANCING ACTIVITIES:
Proceeds under stock option and stock purchase plans	9,795	11,916
Payments of contingent acquisition liabilities	—	(8,991)
Debt financing costs	(5,128)	(8,564)
Excess tax benefits from stock compensation	—	47,997
Common stock repurchases	(45,000)	—
Debt repayment	(200,000)	(10,450)
NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(240,333)	31,908
Effect of changes in exchange rates on cash and cash equivalents	2	(251)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(145,494)	275,587
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	346,266	70,679
CASH AND CASH EQUIVALENTS AT END OF YEAR	$200,772	$346,266

AKORN, INC.
Reconciliation of Non-GAAP Financial Measures

Due to the inherent limitations of non-GAAP financial measures, investors should consider non-GAAP measures only as supplements to, not as substitutes for or as superior measures to, measures of financial performance prepared in accordance with GAAP.  Set forth on the following tables are reconciliations of each non-GAAP financial measure used in this press release to the most directly comparable GAAP financial measure.

AKORN, INC. Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA (In Thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
NET INCOME	$32,455	$32,785	$184,243	$150,798

ADJUSTMENTS TO ARRIVE AT EBITDA:
Depreciation expense	5,672	5,491	22,220	19,939
Amortization expense	16,291	17,066	65,713	66,272
Impairment expense	31,151	30,376	40,519	30,376
Interest expense, net	10,097	12,153	41,713	49,029
Non-cash interest expense	7	453	1,021	2,944
Income tax provision	16,784	16,670	87,057	81,358
EBITDA	$112,457	$114,994	$442,486	$400,716

NON-CASH AND OTHER NON-RECURRING INCOME AND EXPENSES
Acquisition-related expenses	8	129	364	1,841
Non-cash stock compensation expense	4,130	3,726	15,412	13,198
Bargain purchase gain	—	—	—	(849)
Loss from asset sales	16	—	54	369
Amortization of inventory step-up	—	—	—	4,681
Debt financing costs	1,304	1,175	10,791	4,283
Restatement Expense	3,474	12,572	34,226	27,444
Loss on impairment	3,645	460	2,906	3,087
Executive bonus clawback	—	—	(1,087)	—
Litigation settlement	294	1,519	3,824	5,569
ADJUSTED EBITDA	$125,328	$134,575	$508,976	$460,339

AKORN, INC. Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income (In Thousands, Except Per Share Data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
NET INCOME	$32,455	$32,785	$184,243	$150,798

INCOME TAX PROVISION	16,784	16,670	87,057	81,358

INCOME BEFORE INCOME TAXES	$49,239	$49,455	$271,300	$232,156

ADJUSTMENTS TO ARRIVE AT ADJUSTED NET INCOME:
Acquisition-related expenses (1)	8	129	364	1,841
Restatement expenses (2)	3,474	12,572	34,226	27,444
Non-cash stock compensation expense (2, 3, 4)	4,130	3,726	15,412	13,198
Non-cash interest expense (5)	7	453	1,021	2,944
Amortization expense (6)	16,291	17,066	65,713	66,272
Loss from asset sales (5)	16	—	54	369
Bargain purchase gain (5)	—	—	—	(849)
Intangible impairment (7)	31,151	30,376	40,519	30,376
Amortization of inventory step-up (4)	—	—	—	4,681
Debt financing costs (5)	1,304	1,175	10,791	4,283
Loss on impairment (3)	3,645	460	2,906	3,087
Executive Bonus Clawback (8)	—	—	(1,087)	—
Litigation settlement (5)	294	1,519	3,824	5,569

ADJUSTED INCOME BEFORE INCOME TAX	$109,559	$116,931	$445,043	$391,371

Option exercise tax impact (9)	(597)	—	11,395	—
ADJUSTED INCOME TAX PROVISION	37,838	40,921	150,111	137,155
TOTAL ADJUSTED INCOME TAX PROVISION	$37,241	$40,921	$161,506	$137,155

ADJUSTED NET INCOME	$72,318	$76,010	$283,537	$254,216

ADJUSTED DILUTED EARNINGS PER SHARE (10)	$0.58	$0.60	$2.25	$2.02

(1) - Excluded from acquisition-related expenses
(2) - Excluded from S,G & A expenses
(3) - Excluded from R&D expenses
(4) - Excluded from cost of goods sold
(5) - Excluded from non-operating expenses
(6) - Excluded from amortization of intangibles
(7) - Excluded from impairment of intangibles
(8) - Excluded from other non-operating expenses, net
(9) - Included in income tax expense
(10) - Adjusted diluted earnings per share, as defined by the Company, is equal to adjusted net income divided by the actual or anticipated diluted share count for the applicable period.

AKORN, INC. Reconciliation of GAAP Debt to Non-GAAP Net Debt and Net Debt to Adjusted EBITDA Ratio (In Thousands, Except Net Debt to Adjusted EBITDA Ratio)

December 31, 2016
GAAP Debt	$809,979
Deferred financing costs	21,959
Total term loans outstanding	$831,938
Cash and cash equivalents	200,772
Net debt (1)	$631,166

Adjusted EBITDA, year ended	$508,976

Net debt to adjusted EBITDA ratio (2)	1.2

(1) Net debt, as defined by the Company, is gross debt including Akorn’s term loan and revolving debt balances (if applicable) less cash and cash equivalents.

(2) Net debt to Adjusted EBITDA ratio, as defined by the Company, is net debt divided by the trailing twelve months Adjusted EBITDA.

AKORN, INC. Reconciliation of 2017 Financial Guidance of GAAP Net Income to Non-GAAP Adjusted Net Income and GAAP Net Income to Non-GAAP Adjusted EBITDA (In Millions, Except Per Share Data)

Reconciliation of GAAP Net Income to NON-GAAP Adjusted Net Income:
	2017 Guidance
	Lower Range	Upper Range
GAAP Net Income	$124	$148

Add:
Intangible and amortization expense	63	63
Share-based compensation expense	21	21
Amortization of deferred financing costs	5	5
Acquisition-related expenses and other adjustments	17	17

Subtract:
Tax effect of adjustments	(39)	(39)

Adjusted net income	$191	$215

Adjusted diluted earnings per share	$1.53	$1.72

Fully Diluted Shares Outstanding	125	125

Reconciliation of GAAP Net Income to NON-GAAP Adjusted EBITDA
	2017 Guidance
	Lower Range	Upper Range
Net income	$124	$148

Add:
Depreciation & amortization expense	85	85
Interest expense, net (cash & non-cash)	38	38
Income tax provision	73	87
EBITDA	$320	$358

Add:
Share-based compensation	21	21
Amortization of deferred financing costs	5	5
Acquisition-related expenses and other adjustments	17	17

Adjusted EBITDA	$363	$401

Investors/Media:
Stephanie Carrington
ICR, Inc.
(646) 277-1282
Stephanie.carrington@icrinc.com